EXHIBIT 23

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports dated June 27, 1994, included in The Brooklyn Union Gas Company Employee Savings Plan for Non-Bargaining Employees, Union Local 101 Employees and Union Local 3 Employees Form 11-K, into The Brooklyn Union Gas Company's previously filed Form S-8 Registration Statement No. 33-32856.



s/ARTHUR ANDERSEN & CO.

ARTHUR ANDERSEN & CO.